                    AMENDMENT TO

                             AGREEMENT AND PLAN OF MERGER

                        dated as of the 5th day of April, 1999

                                     by and among

                               THE ALLIANCE GROUP, INC.
                                       (Parent)

                                         and

                             ALLIANCE ACQUISITION V CORP.
                                       (Newco)

                                         and

                         ACCESS COMMUNICATIONS SERVICES, INC.
                                      (Company)

                                         and

                                    STEVE ADUDDELL

                                         and

                                    DAVID ADUDDELL
                            (Stockholders of the Company)

                             AMENDMENT TO AGREEMENT


     This Amendment to Agreement ("Amendment") is made and entered into as of the 5th day of April, 1999, by and among THE ALLIANCE GROUP, INC., an Oklahoma corporation ("Parent"), ALLIANCE ACQUISITION V CORP., an Oklahoma corporation ("Newco"), ACCESS COMMUNICATIONS SERVICES, INC., an Oklahoma corporation (the "Company"), and STEVE ADUDDELL AND DAVID ADUDDELL, the only stockholders of the Company (collectively, the "Stockholders").

                                    RECITALS

     WHEREAS, Parent, Newco, the Company and the Stockholders executed that certain Agreement and Plan of Merger dated March 10, 1999 (the "Merger Agreement"); and

     WHEREAS, Parent, Newco, the Company and the Stockholders desire to amend the Merger Agreement to reflect that, since David W. Aduddell will contribute to Parent all of the Parent stock issued to him pursuant to the Merger Agreement, Mr. Aduddell should not be restricted by the noncompetition provisions set forth in the Merger Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, it is mutually agreed as follows:

     1. Parent and Newco acknowledge and agree that David W. Aduddell is not subject to the noncompetition provisions set forth in Section 15 of the Merger Agreement, and Parent and Newco will not enforce the noncompetition provisions set forth in Section 15 of the Merger Agreement against Mr. Aduddell.

     2. In exchange for Parent and Newco releasing David W. Aduddell from the noncompetition provisions of the Merger Agreement, David W. Aduddell agrees not to compete against Parent or Newco to the same extent as he agreed not to compete against Logix in accordance with the terms of that certain noncompetition agreement executed by and between David W. Aduddell and Logix (the "Logix Agreement"), except that the territory specified in the Logix Agreement will be reduced to only include Oklahoma County and any county contiguous thereto, in the State of Oklahoma.

     3. All terms of the Merger Agreement continue to apply, except as otherwise specified above, and if any conflict exists between the Merger Agreement and this Amendment, the terms of this Amendment shall control. Any terms not otherwise defined herein are defined as set forth in the Merger Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                       THE ALLIANCE GROUP, INC.



                                       BY: /s/ William J. Hartwig
                                       NAME:   William J. Hartwig
                                       TITLE:  President



                                       ALLIANCE ACQUISITION VIII CORP.



                                       BY: /s/ William J. Hartwig
                                       NAME:   William J. Hartwig
                                       TITLE:  Vice President of Operations

                                       ACCESS COMMUNICATIONS SERVICES, INC.



                                       BY: /s/ Steve Aduddell
                                       NAME:   Steve Aduddell
                                       TITLE:  President



                                       STOCKHOLDERS:


                                       /s/ David W. Aduddell
                                       David W. Aduddell


                                       /s/ David W. Aduddell
                                       Steve Aduddell